Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On December 22, 2014, Chesapeake Appalachia, L.L.C., a wholly owned subsidiary of Chesapeake Energy Corporation (the “Company”), closed the sale of its southern Marcellus Shale and a portion of its eastern Utica Shale assets to Southwestern Energy Production Company, a wholly owned subsidiary of Southwestern Energy Company, for net proceeds of approximately $4.975 billion.
The following unaudited pro forma condensed consolidated balance sheet and statement of operations are derived from the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 gives effect to the disposition of the Company’s southern Marcellus and eastern Utica Shale assets as if it had occurred on September 30, 2014. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 reflect the southern Marcellus and eastern Utica Shale asset disposition as if it had occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with the notes thereto and the historical financial statements, including the notes thereto, of the Company included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2014 and in its Annual Report on Form 10-K for the year ended December 31, 2013.
The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.
The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2014

	Historical	Pro Forma Adjustments		Pro Forma
	($ in millions)
CURRENT ASSETS:
Cash and cash equivalents	$90	$4,975	(a)	$5,065
Other current assets	3,039	—		3,039
Total Current Assets	3,129	4,975		8,104
PROPERTY AND EQUIPMENT:
Natural gas and oil properties, at cost based on full cost accounting:
Proved natural gas and oil properties	60,260	(3,991)	(b)(c)(d)	56,269
Unproved properties	11,513	(1,001)	(d)	10,512
Other property and equipment	3,127	(9)	(e)	3,118
Total Property and Equipment, at Cost	74,900	(5,001)		69,899
Less: accumulated depreciation, depletion and amortization	(38,349)	3	(e)	(38,346)
Property and equipment held for sale, net	101	—		101
Total Property and Equipment, Net	36,652	(4,998)		31,654
OTHER LONG-TERM ASSETS	737	—		737
TOTAL ASSETS	$40,518	$(23)		$40,495

CURRENT LIABILITIES:
Current liabilities	$5,602	$36	(f)	$5,638

LONG-TERM LIABILITIES:
Long-term debt, net	11,592	—		11,592
Deferred income tax liabilities	4,285	(319)	(f)	3,966
Other long-term liabilities	1,408	144	(f)(c)	1,552
Total Long-Term Liabilities	17,285	(175)		17,110

EQUITY:
Total Equity	17,631	116	(f)(g)	17,747

TOTAL LIABILITIES AND EQUITY	$40,518	$(23)		$40,495

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

	Historical	Pro Forma Adjustments		Pro Forma
	($ in millions)
REVENUES:
Natural gas, oil and NGL	$5,812	$(347)	(h)	$5,465
Marketing, gathering and compression	9,543	(188)	(i)	9,355
Oilfield services	546	—		546
Total Revenues	15,901	(535)		15,366
OPERATING EXPENSES:
Natural gas, oil and NGL production	868	(36)	(h)	832
Production taxes	185	(20)	(j)	165
Marketing, gathering and compression	9,515	(187)	(i)	9,328
Oilfield services	431	—		431
General and administrative	229	—		229
Restructuring and other termination costs	12	—		12
Provision for legal contingencies	100	—		100
Natural gas, oil and NGL depreciation, depletion and amortization	1,977	(40)	(k)	1,937
Depreciation and amortization of other assets	194	(1)	(l)	193
Impairments of fixed assets and other	75	—		75
Net gains on sales of fixed assets	(201)	—		(201)
Total Operating Expenses	13,385	(284)		13,101
INCOME FROM OPERATIONS	2,516	(251)		2,265
OTHER EXPENSE:
Interest expense	(82)	(38)	(m)	(120)
Losses on investments	(72)	—		(72)
Other expense	(116)	—		(116)
Total Other Expense	(270)	(38)		(308)
INCOME BEFORE INCOME TAXES	2,246	(289)		1,957
INCOME TAX EXPENSE:
Current income taxes	10	—		10
Deferred income taxes	849	(109)	(n)	740
Total Income Tax Expense	859	(109)		750
NET INCOME	1,387	(180)		1,207
Net income attributable to noncontrolling interests	(110)	—		(110)
NET INCOME ATTRIBUTABLE TO CHESAPEAKE	1,277	(180)		1,097
Preferred stock dividends	(128)	—		(128)
Redemption on purchase of preferred shares of a subsidiary	(447)	—		(447)
Earnings allocated to participating securities	(15)	4	(o)	(11)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$687	$(176)		$511

EARNINGS PER COMMON SHARE:
Basic	$1.04			$0.78
Diluted	$1.04			$0.77

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING (in millions):
Basic	659			659
Diluted	659			659

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

	Historical	Pro Forma Adjustments		Pro Forma
	($ in millions)
REVENUES:
Natural gas, oil and NGL	$7,052	$(349)	(h)	$6,703
Marketing, gathering and compression	9,559	(172)	(i)	9,387
Oilfield services	895	—		895
Total Revenues	17,506	(521)		16,985
OPERATING EXPENSES:
Natural gas, oil and NGL production	1,159	(44)	(h)	1,115
Production taxes	229	(21)	(j)	208
Marketing, gathering and compression	9,461	(170)	(i)	9,291
Oilfield services	736	—		736
General and administrative	457	—		457
Restructuring and other termination costs	248	—		248
Natural gas, oil and NGL depreciation, depletion and amortization	2,589	(56)	(k)	2,533
Depreciation and amortization of other assets	314	(1)	(l)	313
Impairments of fixed assets and other	546	—		546
Net gains on sales of fixed assets	(302)	—		(302)
Total Operating Expenses	15,437	(292)		15,145
INCOME FROM OPERATIONS	2,069	(229)		1,840
OTHER EXPENSE:
Interest expense	(227)	(58)	(m)	(285)
Losses on investments	(226)	—		(226)
Other expense	(174)	—		(174)
Total Other Expense	(627)	(58)		(685)
INCOME BEFORE INCOME TAXES	1,442	(287)		1,155
INCOME TAX EXPENSE:
Current income taxes	22	—		22
Deferred income taxes	526	(108)	(n)	418
Total Income Tax Expense	548	(108)		440
NET INCOME	894	(179)		715
Net income attributable to noncontrolling interests	(170)	—		(170)
NET INCOME ATTRIBUTABLE TO CHESAPEAKE	724	(179)		545
Preferred stock dividends	(171)	—		(171)
Redemption on purchase of preferred shares of a subsidiary	(69)	—		(69)
Earnings allocated to participating securities	(10)	4	(o)	(6)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$474	$(175)		$299

EARNINGS PER COMMON SHARE:
Basic	$0.73			$0.46
Diluted	$0.73			$0.46

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING (in millions):
Basic	653			653
Diluted	653			653

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)	Adjustment to reflect the $4.975 billion in cash from the sale of the Company’s divested southern Marcellus and eastern Utica Shale assets.

(b)
Adjustment to reduce the full cost pool for the estimated fair market value of $4.969 billion attributable to the Company’s divested southern Marcellus and eastern Utica Shale natural gas and oil proved reserves. The Company follows the full cost method of accounting. Proceeds from the sale of properties are accounted for as reductions of capitalized costs unless such sales involve a significant change in proved reserves and significantly alter the relationship between costs and proved reserves. The sale of the Company's southern Marcellus and eastern Utica Shale natural gas and oil properties did not involve a significant change in proved reserves for the Company and as such no gain was recognized on this sale.

(c)
Adjustment to reflect the elimination of $23 million of asset retirement obligations associated with the Company’s divested southern Marcellus and eastern Utica Shale assets and the associated asset retirement cost capitalized in the full cost pool.

(d)
Adjustment to reclassify $1.0 billion of the historical cost basis of unproved natural gas and oil properties associated with the sale of the Company’s divested southern Marcellus and eastern Utica Shale assets into the Company's amortization base.

(e)
Adjustment to reduce other property and equipment by $9 million for the sale of the Company’s divested southern Marcellus and eastern Utica Shale other property and equipment and the associated accumulated depreciation of $3 million.

(f)
Adjustment to reflect the change in the current income taxes payable, non-current income taxes payable, and deferred income tax liability associated with the sale of the Company's divested southern Marcellus and eastern Utica Shale assets.

(g)	No gain or loss is expected to result on the sale of the Company’s other property and equipment based on the preliminary estimated fair market value relative to the proceeds received.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(h)	Adjustment to eliminate revenue and direct operating expenses of the divested southern Marcellus and eastern Utica Shale assets.

(i)
Adjustment to reflect the reduction of marketing revenue and expenses the Company generates through marketing activities with joint operating agreement partners relating to the divested southern Marcellus and eastern Utica Shale assets.

(j)	Adjustment to reduce production taxes for the production of natural gas, oil and NGL relating to the divested southern Marcellus and eastern Utica Shale properties.

(k)
Adjustment to reflect the reduction in depreciation, depletion and amortization (DD&A) expense based on the production volumes attributable to the properties sold and revision to the Company’s DD&A rate reflecting the reserve volumes sold. DD&A is calculated using the unit of production method under full cost accounting.

(l)	Adjustment to reflect the reduction in DD&A attributable to the sale of the Company’s divested southern Marcellus and eastern Utica Shale other property and equipment.

(m)
Adjustment to reflect the increased interest expense associated with the change in the amount of interest capitalized on the Company's divested southern Marcellus and eastern Utica Share natural gas and oil properties. The reclassification of the historical cost basis of unproved natural gas and oil properties changed the amount of interest capitalized.

(n)
Adjustment to reflect income tax expense based on the Company’s historical statutory tax rate applied to the cumulative effect of changes referenced within the unaudited pro forma condensed consolidated statement of operations.

(o)
Adjustment to reflect the change in earnings allocated to participating securities associated with the sale of the Company's divested southern Marcellus and eastern Utica Shale assets. Participating securities consist of unvested restricted stock issued to the Company's employees and non-employee directors that provide dividend rights.